UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2012

SILVERSTAR MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Plaza 5, 25th Floor, Harborside Financial Center, Jersey City, NJ	07311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 633-4716

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Silverstar Mining Corp.

On December 27, 2012 we entered into a share exchange agreement with Arriba Resources Inc., (“Arriba”), a company incorporated under the federal laws of Canada, and its shareholders. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of Arriba’s common stock in exchange for the issuance by our company of 4,179,852 shares of our common stock to the shareholders of Arriba.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.	our company and Arriba will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;

2.	no material adverse change will have occurred in the businesses or assets of our company or of Arriba since the effective date of the share exchange agreement;

3.	Arriba will have no more than 20,899,262 common shares issued and outstanding on the closing date of the share exchange agreement;

4.	our company and Arriba will be reasonably satisfied with our respective due diligence investigation of each other; and

5.	Arriba will have delivered to our company audited financial statements for fiscal year ended September 30, 2012, prepared in accordance with United States GAAP by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange, or any other actions contemplated in the share exchange agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

2.1	Share Exchange Agreement among Silverstar Mining Corp., Arriba Resources Inc., and the Shareholders of Arriba Resources Inc., dated December 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Neil Kleinman
Neil Kleinman

Chief Executive Officer
Date: December 31, 2012

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